EXHIBIT 10.65

SECOND AMENDMENT TO
RETENTION AGREEMENT

THIS SECOND AMENDMENT to that certain Retention Agreement by and between THOMAS GALLAHUE, an individual (hereinafter referred to as “Gallahue”) and CONSUMER PROGRAMS INCORPORATED, a Missouri corporation (on behalf of itself and its affiliates hereinafter referred to, alternatively and collectively, as “CPI”) dated as of January 12, 2006 and amended as of August 23, 2006 (hereinafter the Agreement and the First Amendment referred to as the “Retention Agreement”) is entered into as of the 26th day of October, 2006.

WHEREAS, the parties desire to extend Gallahue’s employment under the Retention Agreement;

NOW, THEREFORE, in consideration of the covenants set forth herein, the parties hereby agree to amend the Retention Agreement as follows:

1. Section 1 of the Retention Agreement shall be amended in its entirely to read as follows:

Retirement. Gallahue shall retire from employment with CPI on the later of (a) February 3, 2007 or (b) such date as the parties mutually agree (the “Retirement Date”).

2. Subsections 3(a) and 3(b) of the Retention Agreement shall be amended in their entirety to read as follows:

(a)
base salary (i) from May 1, 2006 through October 8, 2006 and from October 29, 2006 through the Retirement Date, based on the annual rate of One Hundred Two Thousand Dollars ($102,500.00) and (ii) from October 9, 2006 through October 28, 2006, based on the annual rate of Two Hundred Five Thousand Dollars ($205,000.00);

(b)
a bonus for the (i) first quarter of fiscal year in the amount of Eight Thousand Seventy-one Dollars ($8,071.00), which is Gallahue’s guaranteed bonus amount and (ii) for the period from October 9, 2006 through the Retirement Date based on CPI performance for the fourth quarter of fiscal year 2006;

3. Section 4 of the Retention Agreement shall be deleted in its entirety and replaced by the following:

4. Benefits and Responsibilities.

(a) From May 1, 2006 through the Retirement Date, Gallahue will not be required to supervise any CPI employees and will not accrue any paid vacation.

(b) Gallahue shall provide (i) an average of twenty (20) hours of service to CPI each week from August 31, 2006 through October 8, 2006; (ii) an average of forty (40) hours of service to CPI each week from October 9, 2006 through October 28, 2006; and (iii) such hours as Gallahue deems necessary to carry out his duties from October 29, 2006 through the Retirement Date.

(c) From October 29, 2006 through the Retirement Date, Gallahue shall (i) be authorized to work from his homes in St. Louis, Missouri, and Sarasota, Florida; (ii) shall have continued access to CPI computer equipment and networks; and (iii) shall receive reimbursement for Internet access at his homes so that he may carry out the duties of his position with CPI.

(d) From October 29, 2006 through the Retirement Date, CPI will arrange and/or reimburse Gallahue for air travel, from Sarasota, Florida to St. Louis, Missouri, at reasonable intervals as Gallahue deems necessary to carry out the duties of his position with CPI.

4. Unless otherwise defined herein, all capitalized terms shall have the definition ascribed to them in the Retention Agreement.

5. The Retention Agreement is hereby ratified and affirmed as amended by this Second Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Retention Agreement as of the date first written above.

CONSUMER PROGRAMS INCORPORATED,
a Missouri corporation, on behalf of itself and its affiliates

By: /s/ Renato Cataldo
                                                                ___________________________________
Renato Cataldo
Chief Executive Officer

/s/ Thomas Gallahue
____________________________________
Thomas Gallahue